Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 3), of our report dated July 15, 2008, relating to the statement of financial condition of United States Short Oil Fund, LP as of June 30, 2008, and to the reference to our Firm as “Experts” in the Prospectus.

Greenwood Village, Colorado
January 18, 2009